As filed with the U.S. Securities and Exchange Commission on June 13, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

BW LPG Limited
(Exact name of Registrant as specified in its charter)

Singapore	98-1244546
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o BW LPG Holding Pte Ltd
10 Pasir Panjang Road,
#17-02 Mapletree Business City
Singapore 117438
Tel: +65-6705-5588
(Address and telephone number of Registrant’s principal executive offices)

Donald J. Puglisi

Puglisi & Associates

850 Liberty Avenue, Suite 204

Newark, Delaware 19711

+1 (302) 738-6680

(Name, address, and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Samantha Xu Chief Financial Officer +65-6705-5588 samantha.xu@bwlpg.com 10 Pasir Panjang Road #17-02 Mapletree Business City Singapore 117438	Anthony J. Renzi Vedder Price P.C. 1401 New York Ave NW Ste 500 Washington, DC 20005 Tel: +1 (202) 312 3336

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

BW LPG Limited

Ordinary Shares

Preference Shares

Warrants

Purchase Contracts

Rights

Units

This prospectus relates to the offer and sale from time to time in one or more offerings by BW LPG Limited (the “Company”, “BW LPG”, “we”, “our” or “us”) of an indeterminate number of our ordinary shares, no par value (the “Ordinary Shares”), preference shares, warrants, purchase contracts, rights and units (collectively, the “securities”). In addition, from time to time, the selling shareholders to be named in an applicable prospectus supplement (collectively, the “Selling Shareholders”) may offer and sell the Ordinary Shares held by them.

We and the Selling Shareholders may offer, sell, or distribute all or a portion of the securities hereby registered in amounts, at prices, and on terms to be determined at the time of offering. This prospectus describes only the general terms of these securities and the general manner in which we and the Selling Shareholders will offer the securities. The specific terms of any offered securities will be included in a supplement to this prospectus.

All of the Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders although we will incur certain expenses in connection with such offering. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of the Ordinary Shares.

The securities may be sold by us or the Selling Shareholders, as applicable, to or through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the applicable prospectus supplement. In connection with any sales of securities offered hereunder, the Selling Shareholders and any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

The registration of the securities by this prospectus does not mean that we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities. This prospectus covers any additional securities that may become issuable by reason of share splits, share dividends, and other events described therein. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The Ordinary Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “BWLP” and on the Oslo Stock Exchange (the “OSE”) under the symbol “BWLPG”. On June 12, 2025, the last reported sales price of our Ordinary Shares was $11.58 (NYSE) and NOK 114.10 (OSE).

We are a “foreign private issuer,” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, we may elect to comply with certain reduced public company reporting requirements. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission (the “SEC”) as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus and under similar headings in any amendment or supplements to this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated June 13, 2025.

We are responsible for the information contained in this prospectus, any amendment or supplement to this prospectus and in any free writing prospectus we prepare or authorize. We have not and the Selling Shareholders have not authorized anyone to provide you with information other than that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Shareholders take no responsibility for any other information others may give you and can provide no assurance as to the reliability of any such information. We are not and the Selling Shareholders are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

Note to investors outside the United States: Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus nor the offer or sale or invitation for subscription or purchase of our securities in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Note to investors in Norway: This prospectus does not constitute a prospectus as defined in Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market in the EU (the “EU Prospectus Regulation”), and has not been prepared to comply with the EU Prospectus Regulation, nor with any Norwegian rules and regulations relating to prospectuses, including but not limited to Chapter 7 of the Norwegian Securities Trading Act of 29 June 2007 no. 75. The offer contemplated in this prospectus is thus made in reliance upon applicable exemptions from prospectus requirements under the EU Prospectus Regulation and Norwegian rules and regulations. This prospectus has not been reviewed or approved by the Norwegian Financial Supervisory Authority or any regulator or public authority in Norway or the EU.

Note to investors in Singapore: This prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore and the securities will be offered pursuant to exemptions under the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”). Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

i

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Under the shelf registration process, we and/or any Selling Shareholder may sell, from time to time, our Ordinary Shares, preferred shares, warrants, purchase contracts, rights, and units described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities we and/or any Selling Shareholder may offer. To the extent required, the securities to be sold, the names of the Selling Shareholders, the respective purchase prices and public offerings prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respective to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all the information in the registration statement. Forms of the documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed as exhibits to the applicable prospectus supplement. You should read this prospectus, the related exhibits filed with the SEC, any applicable prospectus supplement and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus or any amendment thereto, any applicable prospectus supplement and the documents incorporated by reference herein. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

Unless otherwise indicated, all references to “NOK” are to the lawful currency of Norway and references to “USD” or “US$” are to the lawful currency of the United States. We prepare and report our financial statements in accordance with International Financial Reporting Standards Accounting Standards as issued by the International Accounting Standards Board. We maintain our books and records in U.S. dollars.

Unless otherwise indicated or the context otherwise requires, the following definitions apply throughout this prospectus:

“Board of Directors” the board of directors of BW LPG as at the date of this prospectus or, as the context requires, the board of directors of BW LPG from time to time;

“BW Group” BW Group Limited, of which BW LPG Limited is an affiliate;

“CBM” cubic meter;

“Chairman” the chairman of the Board of Directors and the Company;

“chartered-in” with respect to the Group’s vessels, a time charter entered into by the Group as a charterer;

“CoA” contract of affreightment;

“Constitution” the Company’s Constitution, as amended;

“Financial Statements” the audited consolidated balance sheets of the Group as of December 31, 2024 and 2023 and the audited consolidated statements of comprehensive income, changes in equity, and cash flows for each of the years in the three year period ended December 31, 2024;

“FY2024 Annual Report” BW LPG’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 28, 2025.

“The Group” refers to BW LPG Limited together with its consolidated subsidiaries and subsidiary undertakings from time to time.

“IPO” initial public offering;

“LPG” liquefied petroleum gas;

“newbuild” a new vessel to be or that has just been constructed, or is under construction;

“Product Services” the Group’s Product Services division;

“Shipping” the Group’s Shipping division;

“Singapore Companies Act” the Singapore Companies Act 1967, as amended from time to time;

“TCE Income – Shipping” represents revenue from time charters and voyage charters less voyage expenses comprising primarily fuel oil, port charges and commission; and

“VLGC” very large gas carriers.

ii

Prospectus Summary

This summary highlights certain information that is contained or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the entire prospectus and the information incorporated by reference herein, including the section entitled “Risk Factors.”

Our Company

We are BW LPG Limited, a leading owner and operator of VLGCs based on the number of VLGCs and LPG carrying capacity as of December 2024 (source: Clarksons, March 2025). As of May 20, 2025, the Group owned and/or operated a fleet of 53 vessels, including 51 operated VLGCs (of which 30 were owned), two LGCs time chartered-in by Product Services and seven VLGCs owned by BW India. 22 out of 53 vessels have LPG dual-fuel propulsion technology onboard. The Group’s fleet operates globally, with a current total carrying capacity of over 4 million CBM as of December 31, 2024.

The Group’s fleet operates a combination of spot voyages and time charters. In 2024, the Group’s Shipping segment reported total revenue of US$1,041.5 million (inclusive of $78.7 million of revenue from the Group’s Product Services segment), and total TCE income – Shipping of US$608.2 million. Of this, 68.7% totalling US$417.9 million, was derived from spot voyages (including CoAs), and 31.3%, totalling US$190.3 million, was derived from time charters.

BW LPG’s Product Services supports its core Shipping business. Product Services was established in February 2019, with the aim to diversify the Group’s business offerings. Product Services provides customers with integrated LPG delivery services, by purchasing LPG and delivering it directly to customers. In 2024, Revenue — Product Services was US$2,600.9 million.

For a breakdown of total revenues by category of activity and geographic market for each of the last three financial years, see Note 23 to the Financial Statements.

Our Ordinary Shares are listed on the NYSE under the symbol “BWLP” and on the OSE under the symbol “BWLPG”.

The Securities We May Offer

We may use this prospectus to offer, through one or more offerings, our Ordinary Shares, preference shares, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below and associated with an investment in the securities.

Corporate Information

The Company’s legal name is “BW LPG Limited.” The Company is a public company limited by shares. The principal legislation under which the Company operates is the Singapore Companies Act, subsidiary legislation and regulations made thereunder.

On July 1, 2024, the Company transferred its registration from Bermuda to Singapore pursuant to a scheme of arrangement between the Company and its shareholders pursuant to Section 99 of the Bermuda Companies Act 1981, as amended, and Part 10A of the Singapore Companies Act 1967 (the “Redomiciliation”), with its registered office at 10 Pasir Panjang Road, #17-02, Mapletree Business City, Singapore, 117438. As a result of the Redomiciliation, the Company’s common shares (when it was a Bermuda company), par value $0.01 per share, became the Company’s Ordinary Shares (when it became a Singapore company).

Prior to this, the Company had been incorporated in Bermuda since August 21, 2008. In 2013, to prepare the LPG business of the BW Group for an IPO, the LPG business was reorganised with the Company becoming the parent company of the listed group. As part of the reorganisation, all assets and liabilities relevant to the continuing LPG business of the BW Group were transferred into subsidiaries of the Company. In November 2013, the Company was listed on the OSE. On April 23, 2024, BW LPG obtained approval from the NYSE for the listing of the Company’s common shares, in addition to its existing listing on the OSE. The Company’s common shares commenced trading on the NYSE on April 29, 2024.

The BW Group remained the largest shareholder of the Company following completion of the IPO in 2013. Today, the BW Group is a global maritime company involved in shipping, floating infrastructure, deepwater oil & gas production, and new sustainable technologies. The BW Group manages a fleet of over 450 vessels that transport oil, gas and dry commodities, including approximately 200 LNG and LPG ships across its various affiliates. In the renewable energy space, the BW Group has investments in solar, wind, batteries, and water treatment.

The telephone number of the Company’s Singapore office is +65 6705 5588. Equiniti Trust Company, LLC, located at 6201 15th Avenue, Brooklyn, NY 11219, serves as the Company’s transfer agent and registrar. Our website is www.bwlpg.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or this registration statement of which it forms a part.

Risk Factors

An investment in our securities involves significant risks. You should carefully consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated herein by reference, as well as the risk factors contained in our filings with the SEC, as well as all of the information contained in this prospectus and the related exhibits, any prospectus supplement or amendments thereto, and the documents incorporated by reference herein or therein, before you decide to invest in our securities.

Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties that we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements reflect the Group’s current views with respect to future events and financial and operating performance, which views are based on current expectations, estimates, assumptions and projections about our business and our future financial results, and you should not place undue reliance on them as no assurance can be given that any particular expectation or forecast will be met.

All statements other than statements of historical fact or present fact and circumstance contained in or incorporated into this prospectus are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking terminology, such as the terms “anticipates”, “assumes”, “believes”, “can”, “contemplate”, “continue”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “likely”, “may”, “might”, “plans”, “potential”, “projects”, “seek”, “should”, “target”, “will”, “would” or, in each case, their negative, or other variations or comparable terminology. In addition, in the future the Group, and others on the Group’s behalf, may make statements that constitute forward-looking statements and, except as may be required by applicable legal or regulatory obligations, the Group undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to the following:

●	financial strength and position of the Group;

●	operating results, liquidity, prospects, growth of the Group;

●	the implementation of strategic initiatives;

●	other statements relating to the Group’s future business development and financial performance; and

●	the industry in which the Group operates, such as, but not limited to, with respect to demand for LPG carriers in the future and expected growth in the maritime LPG transportation market.

Forward-looking statements are subject to assumptions, inherent risks and uncertainties, many of which relate to factors that are beyond the Group’s control or precise estimate. The Group cautions you that a number of important factors could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Some of the factors that could cause actual results or events to differ from current expectations include the following:

●	general economic, political and business conditions;

●	general LPG market conditions, including changes in LPG freight rates, charter rates, vessel values and bunker fuel prices and other operating costs;

●	changes in demand in the LPG shipping industry;

●	any adverse developments in the maritime LPG transportation business;

●	changes in, and the Group’s compliance with, governmental, tax, environmental, safety, data protection and privacy and other laws and regulations;

●	failure in the management of climate and environmental risks and delivery and performance of management environmental objectives;

●	changes in competition rules and regulations for the shipping industry;

●	increase in protectionism, trade disputes and the introduction of or increases to existing tariffs that impact global trade, the shipping industry and the Group’s business;

●	failure to manage disruptions, including due to climate change, abnormal weather conditions, pandemics, piracy, strikes and boycotts, political instability, sanctions and breaches of IT systems;

●	failure to implement the Group’s business strategy or manage the Group’s growth;

●	damages or breakdowns of the Group’s vessels, including due to weather conditions, mechanical failures, wars or other circumstances and events;

●	failure to obtain new customers or the loss of any existing major customers;

●	failure to maintain sufficient cash reserves to make capital expenditures necessary for the Group’s vessels’ maintenance;

●	failure to attract and retain key management personnel, technically skilled officers and other employees;

●	default by third parties with whom the Group has entered into chartered-in arrangements;

●	failure of the Group’s third-party technical managers or other counterparties to meet their obligations;

●	the ageing of the Group’s fleet which could result in increased operating costs;

●	delays in deliveries of or cost overruns in relation to newbuilds (if any);

●	failure to integrate assets or businesses acquired from third parties;

●	failure to identify or take advantage of arbitrage opportunities, effectively implement the Products Services division’s hedging strategy and source LPG from third-party suppliers;

●	loss of major tax disputes or successful tax challenges to the Group’s operating structure or to the Group’s tax payments; and

●	the availability of and the Group’s ability to obtain financing to fund capital expenditures, acquisitions and other general corporate activities, the terms of such financing and the Group’s ability to comply with the restrictions and other covenants set forth in the Group’s existing and future debt agreements and financing arrangements.

There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements. We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.

The forward-looking statements made in this prospectus relate only to events as at the date on which the statements are made. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to update or revise any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements because they are statements about events that are not certain to occur as described or at all. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Capitalization

The following table sets forth our capitalization as at March 31, 2025. The below table should be read in conjunction with “Item 5. Operating and Financial Review and Prospects” and the Financial Statements and related notes included in the FY2024 Annual Report as well as the unaudited interim financial report for the three months ended March 31, 2025 that are included in the Form 6-K filed with the SEC on May 20, 2025. If necessary, updated information on our capitalization will be included in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

As at March 31, 2025
(in thousands of $)
Share capital:	$619,868
Treasury shares:	$(47,633)
Other reserves:	$657,505
Retained earnings:	$548,401
Shareholders’ equity:	$1,778,141
Non-controlling interests:	$137,013
Total shareholders’ equity:	$1,915,154
Non-current borrowings
Secured(1)	$793,322
Unsecured	$11,575
Total non-current borrowings:	$804,897
Current borrowings
Secured(1)	$129,016
Unsecured	-
Total current borrowings:	$129,016
Total borrowings:	$933,913
Non-current lease laibilities	$44,575
Current lease liabilities	$149,664
Total lease liabilities:	$194,239
Total capitalization:	$3,043,306

(1)	Secured borrowings include bank borrowings and trust receipts (i.e., short-term financing from banks for the purpose of LPG cargoes). The bank borrowings are secured by vessels. The trust receipts are secured by the underlying cargoes purchased under the trading business.

Use of Proceeds

We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions. Depending on future events and other changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

We will not receive any of the proceeds from the sale by any Selling Shareholder of any Ordinary Shares offered pursuant to this prospectus. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax, legal services, or any other expenses incurred by the Selling Shareholders in disposing of their Ordinary Shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus.

Description of Shares

The following description of our Ordinary Shares summarises certain provisions of our Constitution. Such description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our Constitution, a copy of which was filed as Exhibit 1.1 to our FY2024 Annual Report.

General

Following the Redomiciliation, we are a public company limited by shares governed by the laws of Singapore. We are registered with UEN 202426186Z.

There have been no bankruptcy, receivership or similar proceedings with respect to us or our subsidiaries.

There have been no public takeover offers by third parties for our shares nor any public takeover offers by us for the shares of another company which have occurred during the last or current financial years.

Our Ordinary Shares are listed on the NYSE under the symbol “BWLP” and the OSE under the symbol “BWLPG”.

Our U.S. transfer agent and registrar for the Ordinary Shares is Equiniti Trust Company, LLC.

A principal register of the Company’s members is maintained by the Company in Singapore. Subject to the Singapore Companies Act and our Constitution, only persons who are registered in our register of members are recognized under Singapore law as holders of our shares and members of the Company with legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as members of the Company. However, settlement of our Ordinary Shares that are listed on the NYSE takes place through the Depository Trust Company (“DTC”) in accordance with its settlement procedures for equity securities registered through the DTC’s book-entry transfer system. Each person beneficially owning Ordinary Shares registered through the DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the Ordinary Shares.

Share Capital

Our Ordinary Shares have no par value as there is no concept of par value and authorized share capital under Singapore law. As at December 31, 2024 and May 20, 2025 (excluding treasury shares), there were 151,538,443 and 151,342,653, respectively, Ordinary Shares issued and outstanding, and no preference shares issued and outstanding. As at the date of this registration statement, we have only one class of issued Ordinary Shares, which have identical rights in all respects and rank equally with one another. All of our issued and outstanding Ordinary Shares are fully paid. As at December 31, 2024 and May 20, 2025, we held 7,743,557 and 7,939,347, respectively, shares in treasury.

Ordinary Shares

Holders of Ordinary Shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of Ordinary Shares are entitled to one vote per share on all matters submitted to a vote of holders of Ordinary Shares. Unless a different majority is required by law or by our Constitution, resolutions to be approved by holders of Ordinary Shares at any general meeting shall be decided by the affirmative votes of a majority of the votes cast at a meeting at which a quorum is present, and in the case of an equality of votes, the resolution shall fail. As provided in our Constitution, at any general meeting, the necessary quorum shall be two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 33% of the total issued and outstanding voting shares in the Company.

Subject to Singapore law, in the event of winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, subject to the Constitution including any special rights attaching to any other class of shares, the holders of Ordinary Shares will be entitled to participate in any surplus assets of the Company.

Preference Shares

Our Constitution provides that, subject to the Singapore Companies Act, our Constitution and obtaining prior approval for the issuance of such shares by special resolution of the Company in a general meeting, the Board of Directors is authorized to provide for the issuance of one or more classes of preference shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations, and restrictions of the shares of each class.

Moreover, under the Singapore Companies Act, the Company may allot preference shares or convert any issued shares into preference shares only if there are set out in the Constitution the rights of the holders of those shares with respect to repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting and priority of payment of capital and dividend in relation to other shares or other classes of preference shares.

Under the Singapore Companies Act, we may issue shares with different voting rights (i.e., shares with special, limited, conditional or no voting rights) only if:

a)	the issue of the class or classes of shares is provided for in our Constitution; and

b)	our Constitution sets out in respect of each class of shares the rights attached to that class of shares; and

c)	the issuance is approved by the Company by special resolution.

Under our Constitution, any preference shares may be issued as redeemable preference shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board of Directors before the issue, provided that prior approval for the issuance of such shares is given by resolution of the Company in general meeting.

That said, under the Singapore Companies Act, redeemable preference shares must not be redeemed out of the capital of the Company unless:

●	all the directors of the Company has made a solvency statement in relation to such redemption; and

●	we have lodged a copy of the statement with the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”).

Further, the preference shares must be fully paid-up before they are redeemed. If we redeem any redeemable preference shares, we must within 14 days after doing so give notice thereof to ACRA specifying the shares redeemed.

Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of the Company.

The issuance of preference shares could have the effect of decreasing the trading price of our Ordinary Shares, restricting dividends on our Ordinary Shares, diluting the voting power of our Ordinary Shares, impairing the liquidation rights of our Ordinary Shares, or delaying or preventing a change in control of the Company.

Issuance of New Shares

Pursuant to the Singapore Companies Act and despite anything in our Constitution, new shares may be issued by the Board of Directors only with the prior approval of the Company in a general meeting. Such authority to issue new shares, if granted, shall continue in force until the earlier of:

●	the conclusion of the next annual general meeting after the date on which the approval was given; or

●	the expiration of the period within which the next annual general meeting is required by law to be held (i.e. within six (6) months after the end of each financial year of the Company, being December 31); or

●	the subsequent revocation or modification of approval by the Company in a general meeting.

Subject to the Singapore Companies Act and every other written law or regulation for the time being in force concerning companies which is affecting or applicable to the Company, the Company may, in accordance with the Constitution, by ordinary resolution in a general meeting give to the Board of Directors a general authority to issue new shares in the future.

Subject to such prior approval, applicable provisions of the Singapore Companies Act and our Constitution, our Board of Directors may allot and issue shares or grant options over or otherwise dispose of the same to such persons on such terms and conditions (including regulations of any stock exchange on which our Ordinary Shares are listed, as well as U.S. federal and blue sky securities laws applicable to such issue) and for such consideration (if any) and at such time as the Board of Directors may think fit.

At our annual general meeting held on May 15, 2025, our Board of Directors was granted authority to issue shares (including shares to be issued in pursuance of grant offers, agreements or options made or granted pursuant to the resolution) in aggregate up to 20% of the total number of issued shares excluding treasury shares and subsidiary holdings, such authority remaining in force, unless revoked or varied by the Company in general meeting, until the conclusion of the next annual general meeting or the date by which the next annual general meeting of the Company is required by law to be held, whichever is the earlier.

There are no limitations on the right of non-Singaporeans or non-residents of Singapore to hold or vote our shares.

Share Options

We operate an equity-settled, share-based compensation, long-term incentive plan for our senior management and key employees (the “LTIP”).

Derivative Financial Instruments

We have no derivative financial instruments other than the share options issued in relation to our LTIP.

Dividend Rights

Under the Singapore Companies Act and our Constitution, no dividend (final or interim) shall be paid except out of profits.

Under our Constitution, holders of Ordinary Shares are entitled to dividends, as and when dividends are declared by our Board of Directors, subject to any preferred dividend right of the holders of any preference shares.

Any dividend, interest or other moneys payable in cash in respect of the Ordinary Shares may be paid through a depository system or any other relevant system, by cheque or bank draft sent through the post directed to the member at such member’s address in the register of members, or to such person and to such address as the member may direct in writing, or by transfer to such account as the member may direct in writing. In the case of joint holders of Ordinary Shares, any dividend, interest or other moneys payable in cash in respect of Ordinary Shares may be paid by cheque or bank draft sent through the post directed to the address of the holder first named in the register of members, or to such person and to such address as the joint holders may direct in writing, or by transfer to such account as the joint holders may direct in writing. If two or more persons are registered as joint holders of any Ordinary Shares any one can give an effectual receipt for any dividend paid in respect of such Ordinary Shares.

Shareholders holding their shares through the OSE will receive their dividends approximately two business days later than shareholders whose shares are held through the NYSE. There will be a temporary halt in cross-border transactions for our shares between the NYSE and the OSE in the period around the ex-date and record date for the dividend distribution.

Variation of Rights

Subject to the Singapore Companies Act and any other applicable Singapore statutes currently in force, under our Constitution, if at any time the Company’s share capital is divided into different classes of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may, whether or not the Company is being wound-up, be varied either: (i) with the consent in writing of the holders of three-fourths of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the holders of the shares of the class at which a quorum consisting of two persons at least holding or representing by proxy one-third of the issued shares of the relevant class is present.

Notwithstanding the above, under the Singapore Companies Act, holders of not less in the aggregate than 5% of the total number of issued shares of that class may apply, within one month after the date on which the consent was given or the resolution was passed (as the case may be), to the Singapore High Court to have the variation cancelled, and if any such application is made, the variation does not have effect until confirmed by the Singapore High Court.

The rights attached to existing preference shares shall, unless otherwise expressly authorised by the terms of issue of the existing preference shares or by the Constitution in force at the time the existing preference shares were issued, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Transfer of Shares

Subject to applicable securities laws in relevant jurisdictions and our Constitution, our Ordinary Shares are freely transferable. Our Constitution provides that shares may be transferred by a duly signed instrument of transfer in the usual common form or in any other form approved by the Board of Directors. The Board of Directors may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of shares (if one has been issued) to which it relates and by such other evidence as the Board of Directors may reasonably require to prove the right of the transferor to make the transfer.

Our Constitution further provides that the Board of Directors may refuse to register the transfer of any share, and may direct the registrar and/or transfer agent of the Company to decline (and such registrar and/or transfer agent of the Company, to the extent it is able to do so, shall decline if so requested) to register the transfer of any interest in a share held through a Depository where such transfer is not in accordance with certain provisions of the Constitution or where such transfer would, in the opinion of the Board of Directors, be likely to result in 50% or more of the aggregate issued and outstanding share capital of the Company or shares of the Company to which are attached 50% or more of the votes of all issued and outstanding shares of the Company, being held or owned directly or indirectly by individuals or legal persons being resident for tax purposes in Norway or such shares being effectively connected to a Norwegian business activity or the Company otherwise being deemed a Controlled Foreign Company pursuant to Norwegian tax legislation. For this purpose, a “Depository” means (1) DTC (or its nominee), (2) Euronext VPS, which refers to Euronext Securities Oslo, the Norwegian Central Securities Depository maintained by Verdipapirsentralen ASA, or its nominee, or (3) any other securities depository whose name or whose nominee’s name is entered as a member of the Company in our register of members.

In such event, pursuant to the Singapore Companies Act, where an application is made for a person to be registered as a member of the Company in respect of shares which have been transferred to the person by act of parties or operation of law, the Company must not refuse registration by virtue of any discretion conferred by our Constitution unless it has served on the applicant, within 30 days beginning with the day on which the application was made, a written notice stating the facts which are considered to justify refusal in the exercise of that discretion.

Where our shares are listed or admitted to trading on any appointed stock exchange, such as the NYSE or the OSE, they will be transferred in accordance with the rules and regulations of such exchange and if such transfer is through the DTC’s book-entry transfer system, no additional instruments of transfer need to be executed to comply with Singapore laws governing the transfer of shares.

To facilitate transfers of our Ordinary Shares between the NYSE and the OSE, we have amended the registration structure for our Ordinary Shares so that all Ordinary Shares (with the exception of certain treasury shares) are primarily held and settled within the DTC in the United States and secondarily held and settled in the Euronext VPS through a Central Securities Depository (“CSD”) link (the “Conversion”). A CSD link structure allows the Euronext VPS to give Shareholders of our previously issued Ordinary Shares, as well as any Ordinary Shares offered by us in future offerings access to such Ordinary Shares maintained in the DTC and vice versa. Consequently, following the Conversion, our Ordinary Shares will be able to be moved between the DTC and Euronext VPS to enable trading between the NYSE and the OSE.

If investors trade and sell their Ordinary Shares from the NYSE to the OSE, a corresponding number of beneficial interests in the Ordinary Shares in the Company will be added to the deposit of beneficial share ownership rights with DNB Bank ASA (as the registrar for the Company’s registration of the Ordinary Shares in the Euronext VPS) (the “Euronext VPS Registrar”) keeps in custody, through a series of custodian accounts in the DTC, and the Euronext VPS Registrar will register and make the Company’s Ordinary Shares tradeable in the Euronext VPS, whereas the selling U.S. investor’s corresponding account in the DTC will be debited.

Shareholder Rights Agreement

On April 25, 2024, we entered into a shareholder rights agreement with BW Group, pursuant to which we have granted certain rights to BW Group and their affiliates and certain of their transferees. The agreement includes certain governance rights, including the right for BW Group to designate persons to be nominated by the Company to the Board of Directors as well as the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act our Ordinary Shares held by them, including, but not limited to, by way of certain demand registration rights, including the right to require us to file a shelf registration statement registering secondary sales of our Ordinary Shares held by BW Group and their affiliates and certain of their transferees if such form is available to us, as well as certain piggyback registration rights in respect of Ordinary Shares held by them in connection with registered offerings initiated by us.

Description of Warrants

We may issue warrants to purchase any of our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. If we do decide to issue such warrants, we will seek approval (if required) in accordance with the Singapore Companies Act and our Constitution. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We expect that the applicable prospectus supplement will include, among others, such terms:

●	The title of such warrants;

●	The aggregate number of such warrants;

●	The price or prices at which such warrants will be issued;

●	The currency or currencies, in which the price of such warrants will be payable;

●	The securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	The price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	The date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	If applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	If applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	If applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	Information with respect to book-entry procedures, if any;

●	If applicable, a discussion of any material Singapore and/or U.S. federal income tax considerations; and

●	Any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Purchase Contracts

We may issue purchase contracts for the purchase or sale of our equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above, as specified in the applicable prospectus supplement. If we do decide to issue such purchase contracts, we will seek approval (if required) in accordance with the Singapore Companies Act and our Constitution.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the security otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to applicable Singapore and/or U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture or similar instrument.

Description of Rights

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering. If we do decide to issue such rights, we will seek approval (if required) in accordance with the Singapore Companies Act and our Constitution.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;

●	the number of rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the amount of rights outstanding;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and may be qualified in its entirety by reference to the applicable rights certificate, rights agreement or similar instrument, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information.” We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our Ordinary Shares, preference shares, warrants, purchase contracts, rights or any combination of such securities. If we do decide to issue such units, we will seek approval (if required) in accordance with the Singapore Companies Act and our Constitution. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:

●	The terms of the units and of the Ordinary Shares, preference shares, warrants, purchase contracts and rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	A description of the terms of any unit agreement governing the units;

●	If applicable, a discussion of any material Singapore and/or U.S. federal income tax considerations; and

●	A description of the provisions for the payment, settlement, transfer or exchange of the units.

Selling ShareholderS

This prospectus also relates to the possible offer and sale, from time to time, by the Selling Shareholders to be named in an applicable prospectus supplement of their Ordinary Shares that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.

An applicable prospectus supplement will set forth the name of each Selling Shareholder selling in connection with such an offering, their description and relationship to us, the amount of our Ordinary Shares owned by each Selling Shareholder prior to the offering, the amount of our Ordinary Shares that may be offered by each Selling Shareholder, and the amount and the percentage, if any, of our Ordinary Shares to be owned by each Selling Shareholder after completion of the offering.

We will bear all costs, fees, and expenses incurred in effecting the registration of the Selling Shareholders’ Ordinary Shares.

The Selling Shareholders shall not sell any of our Ordinary Shares pursuant to this prospectus until we have identified such Selling Shareholder and the Ordinary Shares that may be offered for resale by such Selling Shareholder in a subsequent prospectus supplement. We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Ordinary Shares. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

For more information on how Selling Shareholders may sell their Ordinary Shares, see “Plan of Distribution.”

Taxation

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our Ordinary Shares. The applicable prospectus supplement may also contain information about any material Singapore and U.S. federal income tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

Plan of Distribution

We may sell or distribute the securities included in this prospectus and the Selling Shareholders may sell our Ordinary Shares through underwriters, through agents, to dealers, directly to one or more purchasers in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities, and the Selling Shareholders may sell our Ordinary Shares included in this prospectus through:

●	A block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

●	Purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	Ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	On any exchange or quotation service; or

●	Trading plans entered into by us or the Selling Shareholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we or the Selling Shareholders may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the such securities under this prospectus. We or the Selling Shareholders may enter into hedging transactions with respect to our securities. For example, we or the Selling Shareholders may:

●	Enter into transactions involving short sales of our securities by broker-dealers;

●	Sell securities short and deliver such securities to close out short positions;

●	Enter into options or other types of transactions that require us or the Selling Shareholders to deliver the securities to a broker-dealer, who will then resell or transfer such securities under this prospectus;

●	Loan or pledge the Ordinary Shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or

●	A combination of the foregoing.

We or the Selling Shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the Selling Shareholders or borrowed from us, the Selling Shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the Selling Shareholders may otherwise loan or pledge securities (which may be newly-issued or outstanding securities) to a financial institution or other third party that in turn may sell the securities using this prospectus or on-lend the securities to third parties who may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our Board of Directors and the Selling Shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or any securities convertible into or exchangeable for our Ordinary Shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us or the Selling Shareholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

The Selling Shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of the Selling Shareholders that participate with us or the Selling Shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have or will inform the Selling Shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the Selling Shareholders in the market. The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our Ordinary Shares against certain liabilities, including liabilities arising under the Securities Act.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our Ordinary Shares, or sales made to or through a market maker other than on an exchange.

The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may also make sales at prices and under terms then prevailing in the market or in negotiated transactions.

Expenses

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below:

SEC registration fee	$(1)(2)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous fees and expenses	(1)
Total	$(1)

(1)	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this prospectus.

(2)	Registration fee is being deferred pursuant to Rule 456(b) and 457(r) under the Securities Act.

We will pay all of the expenses relating to this registration statement and the securities being registered hereunder.

Enforcement of Civil Liabilities

We are a Singapore public company limited by shares. As a result, the rights of holders of our Ordinary Shares will be governed by Singapore law and our Constitution, and the rights of members under Singapore law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Our Board of Directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for you to:

●	Effect service of process within the United States upon our non-U.S. resident directors or on us;

●	Enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●	Enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	Bring an original action in a Singapore court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

Our Constitution contains an exclusive jurisdiction provision which designates the courts of Singapore as the exclusive forum for any disputes arising concerning the Singapore Companies Act and/or the Constitution, including any question regarding the existence and scope of any regulation in the Constitution and/or whether there has been a breach of the Singapore Companies Act or the Constitution by an officer or director (whether or not such claim is brought in the name of a member or in the name of the Company). Our Constitution also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Whether courts in Singapore will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Singapore against us or our directors or officers under the securities laws of other jurisdictions, is dependent on several factors and the circumstances of the matter.

Legal Matters

Save for matters relating to taxation matters under Singapore law which will be passed upon for us by OC Queen Street LLC, validity of the Ordinary Shares and preference shares and certain other matters of Singapore law will be passed upon for us by Shook Lin & Bok LLP, our Singapore counsel. The validity of the securities offered by this prospectus, and certain other matters, will be passed upon for us by Vedder Price P.C., with respect to U.S. federal and New York state law.

Experts

The consolidated financial statements of BW LPG Limited as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement and the exhibits and schedules filed as part of the registration statement. Whenever a reference is made in this registration statement to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

We are subject to the reporting requirements of the Exchange Act. Accordingly, we are required to file and furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.bwlpg.com), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the FY 2024 Annual Report;

●	any future annual reports on Form 20-F filed with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus;

●	the Report of Foreign Private Issuer on Form 6-K for the quarter ended March 31, 2025, filed on May 20, 2025;

●	the Reports of Foreign Private Issuer on Form 6-K filed on March 31, 2025, April 8, 2025, April 16, 2025, April 16, 2025, April 21, 2025 and May 16, 2025;

●	any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus; and

●	the description of the rights of each class of securities registered under Section 12 of the Exchange Act, as set forth in Exhibit 2.2 to the FY 2024 Annual Report, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment or reports filed for the purpose of updating such description.

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

BW LPG Limited

10 Pasir Panjang Road,

#17-02 Mapletree Business City

Singapore 117438

Tel: +65 6705 5588

For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

BW LPG Limited

Ordinary Shares

Preference Shares

Warrants

Purchase Contracts

Rights

Units

PROSPECTUS

June 13, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Pursuant to the Singapore Companies Act, any provision (whether in the constitution, contract or otherwise) purporting to exempt a director or an officer of a company (to any extent) from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to a company is void.

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director or an officer of such company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to such company is void, except as permitted under the provisions of the Singapore Companies Act. The Singapore Companies Act and the Constitution permits the Company to: (i) purchase and maintain for its directors or officers insurance against any such liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the Company; (ii) indemnify such director or officer against his or her liability incurred by such director or officer to a person other than the Company, except when the indemnity is against any liability of such director or officer (1) to pay a fine in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (2) any liability incurred by such director or officer (A) in defending criminal proceedings in which he is convicted, (B) in defending civil proceedings brought by the Company or a related company in which judgment is given against him or her or (C) in connection with an application for relief under specified sections of the Singapore Companies Act in which the court refuses to grant him or her relief.

In cases where, inter alia, a director or an officer is sued by the company, section 391 of the Singapore Companies Act gives the court a power to relieve directors or officers either wholly or partly from such person’s liability in any proceedings for negligence, default, breach of duty or breach of trust against such person. In order for relief to be obtained, it must appear to the court before which the relevant proceedings are taken that such person is or may be liable in respect thereof but that (i) such person acted honestly and reasonably; and that (ii) having regard to all the circumstances of the case including those connected with such person’s appointment, such person ought fairly be excused for the negligence, default or breach.

Under the Constitution, the directors, secretary and officers (such term to include any person appointed to any committee by the Board of Directors) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for deficiency of title to any property acquired by order of the Board of Directors for or on behalf of the Company, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited or left or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto PROVIDED THAT this indemnity shall not extend to any matter in respect of any negligence, default, breach of duty, breach of trust, fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties.

Pursuant to the Constitution, each member agrees to waive any claim or right of action such member might have, whether individually or by or in the right of the Company, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, including to the maximum extent possible under applicable law, any liability arising from or in connection with a responsibility statement signed by any director or officer in relation to a prospectus, registration statement or similar document, PROVIDED THAT such waiver shall not extend to any matter in respect of any negligence, default, breach of duty, breach of trust, fraud or dishonesty in relation to the Company which may attach to such director or officer.

Item 9. Exhibits

(a)	Exhibits

The following documents are filed as part of this registration statement:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

4.1	Form of Warrant*

4.2	Form of Purchase Contract*

4.3	Form of Rights Agreement*

4.4	Form of Unit Agreement*

5.1	Opinion of Shook Lin & Bok LLP, Singapore counsel to the Company as to the validity of the Ordinary Shares**

5.2	Opinion of Vedder Price P.C., United States and New York counsel to the Company**

8.1	Opinion of OC Queen Street LLC, Singapore counsel to the Company with respect to certain Singapore tax matters**

8.2	Opinion of Vedder Price P.C., United States counsel to the Company with respect to certain United States tax matters**

23.1	Consent of Shook Lin & Bok LLP (included in Exhibit 5.1)**

23.2	Consent of OC Queen Street LLC (included in Exhibit 8.1)**

23.3	Consent of Vedder Price P.C. (included in Exhibit 5.2 and Exhibit 8.2)**

23.4	Consent of KPMG LLP**

24.1	Power of Attorney (contained in signature page)**

107.1	Filing Fee Table**

*	To be filed by amendment.
**	Filed herewith.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that the undertakings set forth in paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20- F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to Section 10(a)(4) of the Securities Act and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, the registrants have been advised that, in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on June 13, 2025.

BW LPG LIMITED

By:	/s/ Kristian Sørensen
	Name:	Kristian Sørensen
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kristian Sørensen and Samantha Xu, singly (with full power to act alone) as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to take all acts and to execute any and all instruments and sign any and all amendments (including post-effective amendments) which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to this Registration Statement, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related registration statement filed pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Kristian Sørensen	Chief Executive Officer	June 13, 2025
Kristian Sørensen	(Principal Executive Officer)

/s/ Samantha Xu	Chief Financial Officer	June 13, 2025
Samantha Xu	(Principal Financial Officer)

/s/ Andreas Sohmen-Pao	Chairman and Director	June 13, 2025
Andreas Sohmen-Pao

/s/ Anne Grethe Dalane	Director	June 13, 2025
Anne Grethe Dalane

/s/ Sonali Chandmal	Director	June 13, 2025
Sonali Chandmal

/s/ Luc Gillet	Director	June 13, 2025
Luc Gillet

/s/ Sanjiv Misra	Director	June 13, 2025
Sanjiv Misra

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of BW LPG Limited in the United States, has signed this Registration Statement on June 13, 2025.

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative in the United States